Exhibit 99.1
JOINT FILER INFORMATION

Each of the following joint filers has designated LB Interstate GP LLC as the "Designated Filer" for purposes of Item 1 of the attached Form 4:

(1)   LB Interstate LP LLC
      c/o Lehman Brothers Holdings Inc., 745 Seventh Avenue, New York, NY  10019

(2)   Lehman Brothers Holdings, Inc.
      745 Seventh Avenue, New York, NY  10019

(3)   Lehman ALI Inc.
      c/o Lehman Brothers Holdings Inc., 745 Seventh Avenue, New York, NY  10019

(4)   Property Asset Management Inc.
      c/o Lehman Brothers Holdings Inc., 745 Seventh Avenue, New York, NY  10019

(5)   PAMI LLC
      c/o Lehman Brothers Holdings Inc., 745 Seventh Avenue, New York, NY  10019


Issuer & Ticker Symbol      Interstate Hotels & Resorts, Inc. (IHR)
Date of Event               05/17/2007